UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2024

UNIFI, INC.

(Exact name of Registrant as Specified in Its Charter)

New York	1-10542	11-2165495
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7201 West Friendly Avenue
Greensboro, North Carolina		27410
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 336 294-4410

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	UFI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 19, 2024, Archibald Cox, Jr. notified Unifi, Inc. (the “Company”) of his retirement, effective immediately, from the Company’s Board of Directors (the “Board”) and from his positions as Lead Independent Director of the Board, Chair of the Compensation Committee of the Board, member of the Corporate Governance and Nominating Committee of the Board, and member of the Strategy and Finance Committee of the Board. Mr. Cox has been a valuable member of the Board since 2008. Mr. Cox’s decision to retire was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. In connection with the retirement of Mr. Cox, the Board reduced its size to eight members, effective February 19, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.

Date:	February 21, 2024	By:	/s/ GREGORY K. SIGMON
Gregory K. Sigmon Executive Vice President General Counsel Corporate Secretary